UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cape Coastal Trading Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	333-105393	52-2372260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

350 5th Avenue, Suite 3304, New York, NY		10018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class of securities is to be resigstered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☒

Securities Act registration statement file number to which this form relates: 333-101393
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Descriptions of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission (File No. 333-101393) is incorporated by reference into this registration statement.  As of the filing of this registration statement, the Registrant had 2,300,375 shares of common stock issued and outstanding which are held by 36 stockholders of record.

Item 2.  Exhibits

3.1	Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 20, 2003.
3.2	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 20, 2003.
3.3	Share Certificate (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on May 20, 2003.
10.1	Website Designer Contract (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on August 12, 2003).

10.2	HostPC Contract (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission,Registration Statement No. 333-105393, on August 12, 2003.
10.3	Subscription Agreement (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on August 12, 2003).
10.4	Registration Rights Agreement (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on May 20, 2003).

10.5	Subscription Agreement (incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, Registration Statement No. 333-105393, on August 12,2003).
10.6	Cape Coastal News Release, dated, May 4, 2004 (incorporated by reference to Form 10-QSB, as amended, filed with the Commission on August 24, 2004).
10.7	Purchase and Sale Agreement between Adongo’s Leather Enterprise and Cape Coastal Trading Corporation, dated August 12, 2004 (incorporated by reference to Form 10-QSB, as amended, filed with the Commission on August 24, 2004).

10.8	Consulting Services Agreement dated, August 10, 2004 (“Agreement”) by and between Cape Coastal Trading Corporation and Albert Ofori. (incorporated by reference to Form 10-QSB, as amended, filed with the Commission on August 24, 2004).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cape Coastal Trading Corporation (Registrant)

October 21, 2004	By:	/s/ Kwajo M. Sarfoh

Name: Kwajo M. Sarfoh
Title: Chief Executive Officer